Exhibit 10(f)13

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                       OF

                       SAVANNAH ELECTRIC AND POWER COMPANY

                 Amended and Restated Effective October 26, 2000


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                                TABLE OF CONTENTS

ARTICLE I       ADOPTION AND PURPOSE......................................1
         1.1    Adoption of Plan..........................................1
         1.2    Purpose...................................................1

ARTICLE II      DEFINITIONS...............................................1
         2.1    Accrued SERP Retirement Benefit...........................1
         2.2    Assumed Pension Plan Retirement Benefit....................
         1

         2.3    Change in Control Benefit Plans Policy....................2
         2.4    Committee.................................................2
         2.5    Company...................................................2
         2.6    Credited Service..........................................2
         2.7    Designated Beneficiary....................................2
         2.8    Disability Benefit........................................2
         2.9    Disability Date...........................................2
         2.10   Early Retirement Date.....................................2
         2.11   Early Retirement Factor...................................2
         2.12   Eligible Spouse...........................................3
         2.13   FICA Adjustment...........................................3
         2.14   Final Average Salary......................................3
         2.15   Normal Retirement Date....................................3
         2.16   Participant...............................................4
         2.17   Plan......................................................4
         2.18   Postponed Retirement Date.................................4
         2.19   Salary....................................................4
         2.20   SEPCO Schedule............................................4
         2.21   SERP Death Benefit........................................4
         2.22   SERP Disability Benefit...................................4
         2.23   SERP Retirement Benefit...................................4
         2.24   Severance Date............................................4
         2.25   Social Security Amount....................................5
         2.26   Southern Pension Plan.....................................5
         2.27   Total Disability and Totally Disabled.....................5
         2.28   Vested Percentage.........................................5

ARTICLE III     ELIGIBILITY AND PARTICIPATION.............................5
         3.1    Eligibility...............................................5
         3.2    Participation.............................................5

ARTICLE IV      RETIREMENT BENEFITS.......................................6
         4.1    Normal Retirement.........................................6
         4.2    Early Retirement..........................................6
         4.3    Postponed Retirement......................................7
         4.4    Commencement and Form of Payment..........................7
         4.5    Re-employment of Retired Participant......................7
         4.6    Transfers  between  Companies  and Other  Special
                Events....................................................7
         4.7    Effect of Other Arrangement on Plan Benefits..............9
         4.8    Effect of Certain  Pre-Retirement  Death  Benefit
                Elections................................................10


ARTICLE V       PRERETIREMENT DEATH BENEFITS.............................10
         5.1    Death Benefit............................................10
         5.2    Payment..................................................10

ARTICLE VI      DISABILITY BENEFITS......................................11
         6.1    Disability Prior to Retirement Date......................11
         6.2    Benefit at Retirement Date...............................12

ARTICLE VII     SEVERANCE BENEFITS.......................................12
         7.1    Eligibility..............................................12
         7.2    Participant Benefit......................................12
         7.3    Spousal Benefit..........................................13
         7.4    Resumption of Employment After Severance.................13

ARTICLE VIII    CHANGE IN CONTROL........................................13

ARTICLE IX      ADMINISTRATIVE COMMITTEE.................................14
         9.1    Authority................................................14
         9.2    Voting...................................................14
         9.3    Records..................................................14
         9.4    Liability................................................14

ARTICLE X       AMENDMENT AND TERMINATION................................14
         10.1   Amendment and Termination................................14

ARTICLE XI      MISCELLANEOUS............................................14
         11.1   Non-Alienation of Benefits...............................14
         11.2   No Trust Created.........................................15
         11.3   No Employment Agreement..................................15
         11.4   Binding Effect...........................................15
         11.5   Suicide..................................................15
         11.6   Claims for Benefits......................................15
         11.7   Recourse Against Deferred Compensation Trust.............16
         11.8   Post-Retirement Adjustments..............................16
         11.9   Entire Plan..............................................16
         11.10  Merger or Consolidation..................................16
         11.11  Age Differential of Spouse...............................16

ARTICLE XII     CONSTRUCTION.............................................17
         12.1   Governing Law............................................17
         12.2   Gender...................................................17
         12.3   Headings, etc............................................17
         12.4   Children.................................................17
         12.5   Action...................................................17


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                                    ARTICLE I

                              ADOPTION AND PURPOSE

         1.1 Adoption of Plan. The Company previously established the Supplemental Executive Retirement Plan of Savannah Electric and Power Company, effective as of January 1, 1984. The Plan was subsequently amended and restated by the Company, effective as of January 1, 1987, was again amended and restated, effective as of January 1, 1996 and was subsequently amended three more times. It was then amended and restated effective January 1, 1998. The Company hereby again amends and restates the Supplemental Executive Retirement Plan of Savannah Electric and Power Company, as hereinafter stated, to be effective as of October 26, 2000.

         1.2 Purpose. This Plan is designed and implemented for the purpose of enhancing the earnings and growth of Savannah Electric and Power Company by providing to the limited group of management employees largely responsible for such earnings and long-term growth deferred compensation in the form of supplemental retirement income benefits, thereby increasing the incentive of such key management employees to make the Company more profitable. The benefits are normally payable to Participants upon retirement, disability or death. The terms of the benefits operate in conjunction with the Participant's benefits payable under The Southern Company Pension Plan and the Southern Company Services, Inc. Long Term Disability Plan, as adopted by Savannah Electric and Power Company, and are designed to supplement such benefits and provide the Participant with additional financial security upon retirement, disability or death.

                                   ARTICLE II

                                   DEFINITIONS

         Unless otherwise clearly required by the context, the terms used herein shall have the following meanings:

         2.1 "Accrued SERP Retirement Benefit" shall mean the amount determined by multiplying the Participant's SERP Retirement Benefit times a fraction (not exceeding 1.0), the numerator of which is the number of years and months of Credited Service completed on the Participant's Early Retirement Date, Severance Date or any other date, whichever is applicable, and the denominator of which shall be the greater of (a) the number of years and months of Credited Service which the Participant would have completed upon attainment of age 62 if he had remained employed until such time or (b) 15 years of Credited Service.

         2.2 "Assumed Pension Plan Retirement Benefit" shall mean the annual retirement benefit a Participant would receive under the Southern Pension Plan (determined after any reductions for early retirement but before adjustments attributable to elections of optional forms of benefit and/or pre-retirement survivor annuities), calculated with the following assumptions:

                  (a) A married Participant elects to receive his retirement benefit on a life and seventy-five percent (75%) joint survivor basis.

                  (b) A single Participant elects to receive his retirement benefit on a life and ten-year certain basis.

         The calculation of the above-referenced forms of payment shall be done utilizing the assumptions set forth in Section 1.15 of the SEPCO Schedule.

         2.3 "Change in Control Benefit Plans Policy" shall mean the change in control benefit plans policy for Company only plans, as approved by the Board of Directors of the Company, as it may be amended from time to time in accordance with the provisions therein

         2.4 "Committee" shall mean the Administrative Benefits Committee appointed by the Board of Directors of the Company to administer the Plan.

         2.5 "Company" shall mean Savannah Electric and Power Company and any successor to Savannah Electric and Power Company by merger, purchase or otherwise.

         2.6 "Credited Service" shall have the same meaning as set forth in the Southern Pension Plan.

         2.7 "Designated Beneficiary" shall mean one or more beneficiaries, as designated by a Participant in writing delivered to the Committee, to whom certain pre-retirement death benefit payments shall be made pursuant to the provisions of Article V. In the event no such written designation is made by the Participant or if such beneficiary shall not be living or in existence at the time for commencement of payment, the Participant shall be deemed to have designated his estate as such beneficiary.

         2.8 "Disability Benefit" shall mean a Totally Disabled Participant's actual annual disability benefit paid pursuant to the Southern Company Services, Inc. Long Term Disability Plan, as adopted by Savannah Electric and Power Company.

         2.9 "Disability Date" shall be the day first following the expiration of the "Waiting Period" as that term is set forth in the Southern Company Services, Inc. Long Term Disability Plan, as adopted by Savannah Electric and Power Company.

         2.10 "Early Retirement Date" shall have the same meaning as set forth in the Southern Pension Plan.

         2.11 "Early Retirement Factor" shall be for a Participant who has attained age 55 and retires a fraction not exceeding 1.0, the numerator of which shall be the number of years and months of Credited Service which the Participant would have completed at the commencement of benefits from this Plan if he had remained employed until such time and the denominator of which shall be the Participant's number of years and months of Credited Service which he would have completed at attainment of age 62 if he had remained employed until such age. In addition to the foregoing, the Early Retirement Factor shall include for a Participant who elects to retire on or after attainment of age 50 but before attainment of age 55 (in accordance with the terms of the Southern Pension Plan) a reduction of one-third of one percent (0[OBJECT OMITTED]%) for each month, by which the Participant's age at the time payment commences precedes the Participant's attainment of age 55.

         2.12 "Eligible Spouse" shall mean the spouse of a Participant who under the laws of the state where the marriage was contracted, is deemed married to that Participant on the date on which the payments from this Plan are to begin to the Participant, except that for purposes of Article V, Eligible Spouse shall mean a person who is married to a Participant for a period of at least twelve months prior to his death.

         2.13 "FICA Adjustment" shall mean the benefit that is paid under the terms of this Plan except that the amount of the monthly benefit will be modified at the appropriate time based on the commencement of payments as follows. Payments shall be adjusted to include three components:

                  (a) the amount necessary to pay the tax due under the Federal Insurance Contributions Act with respect to the benefit determined upon eligibility to commence payments (or such other appropriate "resolution date" as defined under Treasury Regulation ss. 31.3121(v)-2) calculated in accordance with the applicable provisions of this Plan;

                  (b) the amount estimated to pay the federal and state income tax withholding liability due on the amount paid under Paragraph (a) above; and

                  (c) an adjusted monthly benefit determined on an actuarially equivalent basis in accordance with the terms of the [Pension Plan] which takes into account the amounts paid under Paragraphs (a) and (b) above and taking into account the form of benefit elected by the Participant under this Plan.

Upon adjustment, the remaining monthly payment shall equal the amount described in Paragraph (c) above.

         2.14 "Final Average Salary" shall mean a Participant's average yearly Salary during the 36 months of highest compensation within the 120 month period immediately preceding the earliest to occur of the Participant's Severance Date, Disability Date, date of death, Early Retirement Date, Normal Retirement Date, or Postponed Retirement Date, whichever is applicable. For purposes of the preceding sentence, effective January 1, 1994, the determination of the 36 highest consecutive months with the 120 month period shall only include those months in which the Participant receives Salary. In the event the Participant does not have at least 36 months of regular employment with the Company, Final Average Salary shall mean the average yearly Salary for the Participant's total number of calendar months of employment; provided, however, that if a Participant dies during Total Disability, Final Average Salary shall be determined for the appropriate months immediately preceding the Participant's Disability Date.

         2.15 "Normal Retirement Date" shall mean the first day of the calendar month following the birthday on which a Participant attains the age of 65.

         2.16 "Participant" shall mean an employee or former employee of the Company who is eligible and is participating in the Plan in accordance with
Article III of this Plan.

         2.17 "Plan" shall mean the Supplemental Executive Retirement Plan of Savannah Electric and Power Company, as contained herein and as may be amended from time to time hereafter.

         2.18 "Postponed Retirement Date" shall mean the first day of the calendar month on which a Participant actually retires after his Normal Retirement Date.

         2.19 "Salary" shall mean the annual compensation, excluding any long term or short term incentive plan compensation, paid by the Company to a Participant plus compensation, other than short term or long term incentive amounts, deferred under any defined compensation plan or arrangement (including without limitation, the Deferred Compensation Plan for Key Employees of Savannah Electric and Power Company).

         2.20 "SEPCO Schedule" shall mean that same named schedule attached to the Southern Pension Plan, as may be amended from time to time.

         2.21 "SERP Death Benefit" shall mean an amount equal to fifty-two and one-half percent (52 1/2%) of the Participant's Final Average Salary, reduced by both of the following:

                  (a) the Participant's Southern Pension Plan pre-retirement death benefit, if any (determined without respect to adjustments attributable to elections under Sections 7.1(a) or 7.6(a) of the Southern Pension Plan); and

                  (b) fifty percent (50%) of the Participant's Social Security Amount.

         2.22 "SERP Disability Benefit" shall mean an amount equal to seventy percent (70%) of the Participant's Final Average Salary, reduced by both of the following:

                  (a) the Participant's Disability Benefit, if any; and

                  (b) the Participant's Social Security Amount.

         2.23 "SERP Retirement Benefit" shall mean an amount equal to seventy percent (70%) of the Participant's Final Average Salary, reduced by both of the following:

                  (a) the Participant's Assumed Pension Plan Retirement Benefit; and

                  (b) fifty percent (50%) of the Participant's Social Security Amount.

         2.24 "Severance Date" shall mean the date a Participant leaves the employ of the Company other than for retirement, Total Disability or death.

         2.25 "Social Security Amount" shall have the same meaning as set forth in Section 1.29 of the SEPCO Schedule.

         2.26 "Southern Pension Plan" shall mean The Southern Company Pension Plan, as amended and restated effective January 1, 1997, as may be amended from time to time.

         2.27 "Total Disability and Totally Disabled" shall have the same meaning as set forth in the Southern Company Services, Inc. Long Term Disability Plan, as adopted by Savannah Electric and Power Company.

         2.28 "Vested Percentage" shall mean a Participant's vested percentage in his benefits under the Plan as determined in accordance with the following schedule:

       Years of Credited
   Service at Severance Date                        Vested Percentage
   -------------------------                        -----------------
               6                                           10%
               7                                           20%
               8                                           30%
               9                                           40%
               10                                          50%
               11                                          60%
               12                                          70%
               13                                          80%
               14                                          90%
           15 or more                                      100%

Notwithstanding anything to the contrary above, the Vested Percentage of a Participant who has attained age 60 shall be 100%.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         3.1 Eligibility. The Committee shall have the sole discretion to determine the employees or former employees that are eligible to become or remain Participants, as the case may be, in accordance with the purposes of the Plan. Notwithstanding the preceding sentence, on and after January 1, 1998, the Committee shall not authorize the participation of any employee in the Plan other than those employees who have Participant status on December 31, 1997. The Committee may, however, authorize, in its sole discretion, former employees to remain Participants.

         3.2 Participation. The Committee shall notify those employees selected as Participants of their participation and resulting benefits.

                                   ARTICLE IV

                               RETIREMENT BENEFITS

         4.1 Normal Retirement.

                  (a) Participant Benefit. Upon retirement at his Normal Retirement Date, a Participant shall become entitled to receive an amount equal to 1/12th of the Participant's SERP Retirement Benefit, payable monthly during the Participant's lifetime.

                  (b) Spousal Benefit. Upon the death of a retired Participant who is either receiving or entitled to receive a Normal Retirement Benefit in accordance with Section 4.1(a), the surviving Eligible Spouse of such a Participant, if any, shall become entitled to receive an amount equal to 75% of the deceased Participant's Normal Retirement Benefit, payable monthly to the Eligible Spouse during her lifetime.

         4.2 Early Retirement.

                  (a) Participant Benefit. Upon retirement at his Early Retirement Date, a Participant shall become entitled to receive an amount equal to 1/12th of the Participant's Accrued SERP Retirement Benefit (as adjusted below, where applicable), payable monthly during the Participant's lifetime. For purposes of determining the Participant's Accrued SERP Retirement Benefit, 70% of Final Average Salary shall be reduced by the Early Retirement Factor when the Participant's retirement income under the Pension Plan commences prior to the Participant's attainment of age 62.

                  (b) Spousal Benefit. Upon the death of a retired Participant who is either receiving or entitled to receive an Early Retirement Benefit in accordance with Section 4.2(a), the surviving Eligible Spouse of such Participant, if any, shall become entitled to receive the benefit described in Section 4.2(b)(1) or (b)(2) below, whichever is applicable:

                                    (1) If the Participant was receiving his Early Retirement Benefit at the time of his death, his surviving Eligible Spouse, if any, shall receive a monthly amount equal to 75% of the deceased Participant's actual Early Retirement Benefit, payable monthly to the Eligible Spouse during her lifetime.

                                    (2) If the Participant's death occurs prior to commencement of payment of his Early Retirement Benefit, his surviving Eligible Spouse, if any, shall receive a monthly amount equal to 75% of the deceased Participant's Early Retirement Benefit calculated as if payment of such Participant's Early Retirement Benefit had commenced at his date of death, payable monthly to the Eligible Spouse during her lifetime.

         4.3 Postponed Retirement.

                  (a) Participant Benefit. Upon retirement at a Postponed Retirement Date, a Participant shall become entitled to receive an amount equal to 1/12th of the Participant's SERP Retirement Benefit, payable monthly during the Participant's lifetime.

                  (b) Spousal Benefit. Upon the death of a retired Participant who is either receiving or entitled to receive a Postponed Retirement Benefit in accordance with Section 4.3(a), the surviving Eligible Spouse of such a Participant, if any, shall become entitled to receive an amount equal to 75% of the deceased Participant's Postponed Retirement Benefit, payable monthly to the Eligible Spouse during her lifetime.

         4.4 Commencement and Form of Payment. The payment of a Participant's benefits under this Article IV taking into account the FICA Adjustment shall commence at the same time as his retirement payments from the Southern Pension Plan. All benefits payable to an Eligible Spouse under this Article IV shall commence within 60 days of the Participant's death. The Participant may elect any form of payment available under the Southern Pension Plan except for the level income option coordinated with Social Security described in Section 5.5 of the Southern Pension Plan. The calculation of the above-referenced forms of payment shall be done utilizing the assumptions set forth in Section 1.15 of the SEPCO Schedule.

         4.5 Re-employment of Retired Participant. A retired Participant who is receiving or eligible to receive retirement benefits under this Article IV who is re-employed by the Company shall not be eligible to resume participation in the Plan.

         4.6 Transfers between Companies and Other Special Events. Except as provided below, following a transfer of employment or after incurring certain other enumerated events, the Participant shall not be entitled to or accrue any benefits under the Plan except as provided in this Section 4.6.

                           (a) (1) In the event a Participant in the Plan incurs
                  one or more of the following adverse events prior to commencement of payment of his benefits under the Plan but after the Participant is eligible to retire as of an Early Retirement Date, such Participant will be entitled to the benefit described in Section 4.6(a)(2):

                                            (A) The Participant is involuntarily
                                    transferred to another subsidiary or
                                    affiliate of The Southern Company
                                    ("Transferee Company") on account of the functionalization of his job or on account of a merger or consolidation of the Company (including if such merger or consolidation constitutes a Change in Control as defined in the Change in Control Benefit Plans Policy) and for reasons other than for cause is terminated by the Transferee Company, demoted to a lower grade level position or incurs a salary reduction or freeze, provided he otherwise remains eligible to participate in this Plan as a key management level employee as determined in Article III; and

                                            (B) For reasons other than for
                                    cause, the Participant is terminated,
                                    demoted to a lower grade level position or incurs a salary reduction or freeze by the Company on account of the functionalization of his job, merger or consolidation of the Company (including if such merger or consolidation constitutes a Change in Control as defined in the Change in Control Benefit Plans Policy) or an announced restructuring of management level job positions, provided he otherwise remains eligible to participate in this Plan as a key management level employee as determined in Article III.

                                    (2) The Participant shall be entitled to a
                           benefit described in Section 4.1 as if he had attained his Normal Retirement Date commencing upon the later of age 55 or the first day of the month first following his termination of employment from the Transferee Company or Company, as applicable. In the event a Participant elects to commence his benefit prior to attainment of age 55, his benefit shall be calculated as provided in Section 4.1 as if he had attained his Normal Retirement Date but shall be reduced by one-twelfth (1/12) of five percent (5%) for each month the benefit commences prior to the date the Participant would attain age 55.

                                    (3) For purposes of calculating any benefit
                           paid to a Participant pursuant to this Section 4.6(a), the Participant's Final Average Salary, Social Security Amount, Assumed Pension Plan Retirement Benefit and any other component of the benefit formula under this Plan shall be determined as of the Participant's date of termination from the Company or, if later, from the Transferee Company.

                           (b) In the event a Participant in the Plan transfers
                  to a Transferee Company prior to commencement of payment of his benefits under the Plan and subsequently retires from the Transferee Company or another subsidiary or affiliate of The Southern Company, the benefits to be paid to such Participant under the Plan shall be the amount determined by multiplying the amount determined in accordance with Section 4.6(b)(1) times the amount determined in accordance with Section 4.6(b)(2) below.

                                    (1) Seventy percent (70%) of such
                           Participant's Final Average Salary reduced by both of the following:

                                             (A) fifty percent (50%) of such
                                    Participant's Social Security Amount.

                                             (B) such Participant's Assumed
                                    Pension Plan Retirement Benefit as of the effective date of such transfer of employment.

                                    (2) The Participant's number of years and
                           months of Credited Service as of the effective date of such transfer plus one year of Credited Service for each year of subsequent employment at the other subsidiary or affiliate of The Southern Company, divided by the number of years and months of Credited Service which the Participant will have completed at age 62 if he remains employed until such age.

         For purposes of calculating any benefit paid a transferred Participant pursuant to this Section 4.6(b), the Participant's Final Average Salary, Social Security Amount, Assumed Pension Plan Retirement Benefit and any other such component of the benefit formula under this Plan, except for Credited Service as set forth in Section 4.6(b)(2) above, shall be determined as of the Participant's date of transfer.

         If the transferred Participant retires from another subsidiary or affiliate of The Southern Company or the Company on a date other than his Normal Retirement Date, dies, becomes disabled or otherwise ceases to be employed by another subsidiary or affiliate of The Southern Company or the Company, such Participant, or surviving spouse in the event of the death of the Participant, shall receive the benefit available under this Plan due upon the occurrence of such event as if the Participant continued to accrue service under this Section 4.6(b). Any such alternative benefit shall be subject to all applicable limitations, adjustments and reductions described in this Plan that apply in the event that a Participant retires on a date other than his Normal Retirement Date, dies, becomes disabled or otherwise terminates employment with the Company, including, but not limited to, those set forth in Sections 4.2, 4.3 and
4.6 hereof and Articles V, VI and VII hereof.

         4.7 Effect of Other Arrangement on Plan Benefits. In the event a Participant in the Plan enters into a supplemental benefit arrangement with the Company or Transferee Company other than in accordance with this Plan, in the sole discretion of the Chief Executive Officer of the Company or any comparable successor thereto, the benefits to be paid to such Participant under this Plan may be reduced on an actuarially equivalent basis by the benefits payable to such Participant under the other supplemental benefit arrangement. The determination as to whether there exists another supplemental benefit arrangement shall be made by the Chief Executive Officer of the Company or any comparable successor thereto in its sole discretion. Notwithstanding the above, in no event shall a supplemental benefit arrangement include any arrangement related to a "Change in Control" (as defined in the Change in Control Benefit Plans Policy) which has been approved by the Board of Directors of the Company.

         4.8 Effect of Certain Pre-Retirement Death Benefit Elections. In the event that a Participant elects a death benefit subject to a charge under
Section 7.4(a) of the Southern Pension Plan or Section 7.03(d) of the SEPCO Schedule but does not die before commencing benefits under this Plan, such Participant's benefit under this Article IV shall be calculated as if the aforementioned election had not occurred.

                                    ARTICLE V

                          PRERETIREMENT DEATH BENEFITS

         5.1 Death Benefit.

                  (a) Upon the death of a Participant while employed or while receiving disability retirement benefits pursuant to Article 6.1 hereof, prior to his retirement under Article IV, a pre-retirement death benefit shall be payable if the deceased Participant is survived by either an Eligible Spouse or children under age 21. The monthly death benefit described herein shall be an amount equal to 1/12th of the Participant's SERP Death Benefit.

                  (b) In the event that a Participant elects a death benefit subject to a charge under Section 7.4(a) of the Southern Pension Plan or Section 7.03(d) of the SEPCO Schedule and dies before commencing benefits under this Plan, the Designated Beneficiary's benefit under this Plan shall be calculated as if the aforementioned election had not occurred.

         5.2 Payment.

                  (a) If the deceased Participant is survived by an Eligible Spouse, the pre-retirement death benefit shall be paid monthly taking into account the FICA Adjustment to such Eligible Spouse during her lifetime. Notwithstanding the foregoing, if, upon the death of such Eligible Spouse, there be then living any children of the Participant under age 21, the pre-retirement death benefit described in Section 5.1 shall be paid monthly to the Participant's Designated Beneficiary until the last such surviving child reaches age 21.

                  (b) If the deceased Participant is not survived by an Eligible Spouse but is survived by children under age 21, the pre-retirement death benefit described in Section 5. 1 shall be paid monthly taking into account the FICA Adjustment to the Participant's Designated Beneficiary until the last such surviving child reaches age 21.

                                   ARTICLE VI

                               DISABILITY BENEFITS

         6.1 Disability Prior to Retirement Date.

                  (a) Benefit. In the event of Total Disability prior to his Normal Retirement Date, the Participant shall become entitled to receive a disability retirement benefit commencing on his Disability Date. Such monthly disability retirement benefit shall be determined as of the date of the Participant's Disability Date and shall be equal to 1/12th of the Participant's SERP Disability Benefit.

                  (b) Payment. Such disability benefits shall be payable monthly taking into account the FICA Adjustment to the Totally Disabled Participant until the earliest of the following dates:

                           (1) he resumes working;

                           (2) he refuses to submit to a medical examination or
                  a related series of examinations by a physician or physicians acceptable to the Committee when such examination or related series of examinations is requested by the Committee (but not more often than semi-annually), to determine whether he is eligible for continuation of his disability retirement benefit. These examinations requested by the Committee shall be at the expense of the Company;

                           (3) the Committee determines on the basis of a
                  medical examination herein authorized, or other evidence obtained by said Committee that he has sufficiently recovered to work;

                           (4) he dies;

                           (5) he elects to retire at his Early Retirement Date;
                  or

                           (6) he reaches his Normal Retirement Date.

                  (c) Re-employment of Disabled Participant. A Totally Disabled Participant who returns to regular active employment with the Company shall be considered to have been on an authorized leave of absence during the period he was disabled and, if he shall in due course become entitled to retirement benefits hereunder, the period of his Total Disability shall be included in his Credited Service and his Salary during such period of Total Disability shall be considered to have been at the rate of his annual salary in effect during the calendar year next preceding commencement of his Total Disability.

         6.2 Benefit at Retirement Date.

                  (a) Benefit. Upon reaching the earlier of his Early Retirement Date and electing to retire or his Normal Retirement Date, a Participant receiving the disability retirement benefit described in
         Section 6.1 above shall become entitled to the disability retirement benefits as described in this Section 6.2(a) taking into account the FICA Adjustment in lieu of the retirement benefits provided in Article
         IV. Such benefits shall be calculated at either the Participant's Early Retirement Date as elected by the Participant or Normal Retirement Date, as the case may be, and shall be equal to the Participant's Early Retirement Benefit, and associated Eligible Spouse's benefit, or Normal Retirement Benefit, and associated Eligible Spouse's benefit, as the case may be, as described in Sections 4.1 and 4.2, as if such disabled Participant had actually retired upon his Early Retirement Date or his Normal Retirement Date with the prior period of Total Disability being treated as Credited Service; provided, however, that in determining such Early Retirement Benefit or Normal Retirement Benefit, as the case may be, the Participant's Final Average Salary shall be calculated as of his Disability Date.

                  (b) Payment. The disability retirement benefits described in
         Section 6.2(a) above shall be payable in the same manner as the retirement benefits described in Sections 4. 1 or 4.2, taking into account the FICA Adjustment as the case may be, as if the Participant had actually retired.

                                   ARTICLE VII

                               SEVERANCE BENEFITS

         7.1 Eligibility. A Participant whose employment is terminated for reasons other than death, Total Disability or retirement prior to completing five (5) years of Credited Service shall not be entitled to receive any benefits under this Plan. A Participant whose employment is transferred to another subsidiary or affiliate of The Southern Company shall not be eligible to receive benefits pursuant to Article VII, but shall instead be entitled to the benefits, if any, described in Section 4.6 above.

         7.2 Participant Benefit. A Participant whose employment is terminated for reasons other than death, Total Disability or retirement after completing five (5) years of Credited Service shall be entitled to receive a monthly severance benefit in an amount equal to 1/12th of the Participant's Vested Percentage of his Accrued SERP Retirement Benefit calculated as of his Severance Date, adjusted as follows: for purposes of determining the Participant's Accrued SERP Retirement Benefit, 70% of Final Average Salary shall be reduced by the early retirement factor under Section 5.02(b) of the SEPCO Schedule where the Participant's benefit commences prior to the Participant's attainment of age 62. In addition to the foregoing, the reductions shall include for a Participant who commences his severance benefit after attainment of age 50 but before attainment of age 55 a reduction of one-third of one percent (0[OBJECT OMITTED]%) for each month by which the Participant's age at the time payment commences precedes the Participant's attainment of age 55. A Participant's severance benefit shall be paid monthly to him taking into account the FICA Adjustment for his lifetime, beginning at the same time when retirement income payments under the Southern Pension Plan commence.

         7.3 Spousal Benefit. Upon the death of a Participant who (i) has attained age 50; (ii) is either receiving or entitled to receive a severance benefit in accordance with Section 7.2; and (iii) is survived by an Eligible Spouse, such Eligible Spouse shall become entitled to receive the benefit described in Section 7.3(a) or (b) below, whichever is applicable:

                  (a) If the Participant was receiving his severance benefit at the time of his death, the Eligible Spouse's benefit shall be an amount equal to 75% of the deceased Participant's actual severance benefit, payable monthly to the Eligible Spouse for her lifetime.

                  (b) If the Participant's death occurs prior to commencement of payment of his severance benefit, the Eligible Spouse's benefit is a monthly amount equal to 75% of the deceased Participant's severance benefit calculated as if payment of such Participant's severance benefit had commenced at his date of death, payable monthly to the Eligible Spouse during her lifetime.

All benefit payments to an Eligible Spouse hereunder taking into account the FICA Adjustment shall commence within 60 days of the Participant's death.

         7.4 Resumption of Employment After Severance. In the event a Participant becomes entitled to a severance benefit but prior to commencement of payment of such benefit such Participant is re-employed by the Company in a capacity which entitles him to participate in this Plan, he shall forfeit such severance benefit and shall again participate in the Plan as if his service with the Company had never terminated; provided, however, that such Participant shall not receive any Credited Service for the period of time between his termination of employment and his re-employment. Notwithstanding anything to the contrary above, if, at the time of the Participant's re-employment, payment of his severance benefit has already commenced, such Participant shall not be eligible to commence participation in this Plan and shall, therefore, have no right, claim or entitlement to any benefits hereunder other than to payment of such severance benefit.

                                  ARTICLE VIII

                                CHANGE IN CONTROL

         The provisions of the Change in Control Benefit Plans Policy are incorporated herein by reference to determine the occurrence of a Change in Control or Preliminary Change in Control of the Company or The Southern Company (as defined in such Policy), the benefits to be provided hereunder and the funding of the Trust (as defined in such Policy) in the event of such a Change in Control. Any modifications to the Change in Control Benefit Plans Policy are likewise incorporated herein.

                                   ARTICLE IX

                            ADMINISTRATIVE COMMITTEE

         9.1 Authority. This Plan shall be administered by an Administrative Committee of not less than three (3) members appointed by the Board of Directors of the Company. The Board of Directors may from time to time appoint members of the Committee in substitution for the members previously appointed and may fill vacancies, however caused. The Committee shall have all powers necessary to enable it to carry out its duties in the administration of the Plan. Not in limitation, but in application of the foregoing, the Committee shall have the discretion, duty and power to determine all questions that may arise hereunder as to the status and rights of participants in the Plan.

         9.2 Voting. The Committee shall act by a majority of the number then constituting the Committee, and such action may be taken either by a vote at a meeting or in writing without a meeting.

         9.3 Records. The Committee shall keep a complete record of all its proceedings and all data relating to the administration of the Plan. The Committee shall select one of its members as a Chairman. The Committee shall appoint a Secretary to keep minutes of its meetings and the Secretary may or may not be a member of the Committee. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         9.4 Liability. No member of the Committee shall be personally liable for any actions taken by the Committee unless the member's action involves willful misconduct.

                                    ARTICLE X

                            AMENDMENT AND TERMINATION

         10.1 Amendment and Termination. Except for the provisions of Article VIII hereof, which may not be amended following a "Savannah Change in Control" or "Southern Change in Control" (as defined in the Change in Control Benefit Plans Policy), the Company reserves the right, at any time or from time to time, by action of its Board of Directors, to modify or amend in whole or in part any or all provisions of the Plan. In addition, the Company reserves the right by action of its Board of Directors to terminate the Plan in whole or in part; provided, however, that such termination shall not affect any vested accrued benefits of Participants hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Non-Alienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under the Plan shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits. If the Participant, Eligible Spouse, or any other beneficiary hereunder shall become bankrupt, or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee may hold or apply the same or any part thereof for the benefit of the Participant or his spouse, children or other dependents, or any of them, in such manner and in such amounts and proportions as the Committee may deem proper.

         11.2 No Trust Created. The obligations of the Company to make payments hereunder shall constitute a liability of the Company to a Participant. Except as expressly limited under the terms of the Trust (as defined in the Change in Control Benefit Plans Policy), such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payment shall be made, and neither a Participant, Eligible Spouse, or any other beneficiary shall have any interest in any particular asset of the Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant or any other person. Notwithstanding the foregoing, in the event a Participant who is employed on or after January 1, 1999 with the Company disputes the calculation of his benefit under the terms of this Plan or payment of amounts due under the terms of this Plan, the Participant has recourse against the Company, the Plan and the Trust (as defined in the Change in Control Benefit Plans Policy) for the payment of benefits to the extent such Trust provides. When a Participant becomes entitled to payment of a benefit hereunder, the Company may, in its sole discretion, elect to purchase an annuity from a reputable third party annuity provider to secure payment of all or any portion of the Participant's benefit, pursuant to a uniform annuitization program adopted by the Committee.

         11.3 No Employment Agreement. Neither the execution of this Plan nor any action taken by the Company pursuant to this Plan shall be held or construed to confer on a Participant any legal right to be continued as an Employee of the Company in an executive position or in any other capacity whatsoever. This Plan shall not be deemed to constitute a contract of employment between the Company and a Participant, nor shall any provision herein restrict the right of any Participant to terminate his employment with the Company.

         11.4 Binding Effect. Obligations incurred by the Company pursuant to this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant, his Eligible Spouse or other beneficiary.

         11.5 Suicide. Except as hereinafter provided, no benefit shall be payable under the Plan to a Participant, Eligible Spouse or other beneficiary where such Participant dies as a result of suicide within two (2) years of his commencement of participation herein.

         11.6 Claims for Benefits. Each Participant or beneficiary must claim any benefit to which he is entitled under this Plan by a written notification to the Committee. If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following:

                  (a) The specific reason for the denial;

                  (b) Specific reference to the Plan provision on which the denial is based;

                  (c) Description of additional information necessary for the claimant to present his claim, if any, and an explanation of why such material is necessary.

                  (d) An explanation of the Plan's claims review procedure.

         The claimant will have 60 days to request a review of the denial by the Committee, which will provide a full and fair review. The request for review must be in writing delivered to the Committee. The claimant may review pertinent documents, and he may submit issues and comments in writing.

         The decision by the Committee with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to special Plan provisions as to its effect.

         11.7 Recourse Against Deferred Compensation Trust. In addition to
Section 11.6, in the event a Participant who is employed on or after January 1, 1999 with the Company disputes the calculation of his SERP Benefit, the Participant has recourse against the Company, the Plan, and the Southern Company Deferred Compensation Trust for payment of benefits to the extent such Trust so provides.

         11.8 Post-Retirement Adjustments. To the extent that a Participant's Retirement Income or Allowance under the Southern Pension Plan is recalculated as a result of an amendment in order to increase the amount of his Retirement Income or Allowance, the Participant's benefit under this Plan shall also be recalculated in order to properly reflect such increase in determining payments of such benefit made on and after the effective date of the increase.

         11.9 Entire Plan. This document and any amendments contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

         11.10 Merger or Consolidation. In the event of a merger or a consolidation by the Company with another corporation or the acquisition of substantially all of the assets or outstanding stock of the Company by another corporation, then and in such event the obligations and responsibilities of the Company under this Plan shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of the Participants hereunder shall continue.

         11.11 Age Differential of Spouse. If a Participant's Eligible Spouse at the time of commencement of a (a) Normal Retirement Benefit;(b) Early Retirement Benefit; (c) Postponed Retirement Benefit; (d) pre-retirement death benefit; or
(e) Severance Benefit is more than ten years younger than the Participant, the monthly benefits payable hereunder shall be reduced actuarially using actuarial assumptions under Section 1.15 of the SEPCO Schedule and assuming that the Eligible Spouse is ten years older than such spouse's attained age.

                                   ARTICLE XII

                                  CONSTRUCTION

         12.1 Governing Law. This Plan shall be construed and governed in accordance with the laws of the State of Georgia.

         12.2 Gender. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

         12.3 Headings, etc.. The cover page of this Plan, the Table of Contents and all headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

         12.4 Children. All references in the Plan to a Participant's children shall include both natural and adopted children.

         12.5 Action. Any action under this Plan required or permitted by the Company shall be by action of its Board of Directors or its duly authorized designee.

         IN WITNESS WHEREOF, this Plan has been executed by duly authorized officers of Savannah Electric and Power Company this 16th day of November, 2000 to be effective as of October 26, 2000.

                              SAVANNAH ELECTRIC AND POWER COMPANY



                              By:      _______________________________________
By:
                                       Vice President, Treasurer, and
                                                Chief Financial Officer

ATTEST:

---------------------------------------
Comptroller and Secretary